EXHIBIT 11
                         RICHMOND COUNTY FINANCIAL CORP.
                STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS
               (In Thousands, Except Share and Per Share Amounts)
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
                                                              For the
                                                        Three Months Ended
                                                           September 30,
                                                      ----------------------
                                                         2000        1999
                                                      ----------  ----------
                                                      ----------  ----------
Net income (loss)                                     $    9,364  $    9,109
                                                      ==========  ==========

Weighted average common shares outstanding            24,500,417  28,081,155

Common stock equivalents due to dilutive effect
   of stock options                                            -           -
                                                      ----------  ----------

Total weighted average common shares and
   equivalents                                        24,500,417  28,081,155
                                                      ==========  ==========
Basic earnings per common and common share
   equivalents                                        $     0.38  $     0.32
                                                      ==========  ==========
Total weighted average common shares and
   equivalents outstanding                            24,500,417  28,081,155
Additional dilutive shares using ending period
   market value versus average market value for
   the period when utilizing the treasury
   stock method regarding stock options                  441,872     330,123
                                                      ----------  ----------
Total shares for dilutive earnings per share          24,942,289  28,411,278
                                                      ==========  ==========

Diluted earnings per common share equivalents         $     0.38  $     0.32
                                                      ==========  ==========
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